Exhibit 99.1

News Release
For Immediate Release

OccuLogix’s Request to Transfer to NASDAQ Capital Market Approved

Toronto, ON—July 29, 2008— OccuLogix, Inc. (NASDAQ: OCCX; TSX: OC) announced today that it has received approval from the NASDAQ Listing Qualifications Panel (the “Panel”) to transfer the listing of its common stock from The NASDAQ Global Market to The NASDAQ Capital Market.  The transfer will be effective at the opening of business on July 30, 2008, and the Company’s common stock will continue to trade under the symbol “OCCX”.

The NASDAQ Capital Market is a continuous trading market that operates in the same manner as The NASDAQ Global Market.  All companies, whose securities are listed on The NASDAQ Capital Market, must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards.  The NASDAQ Capital Market includes the securities of approximately 450 companies.

The Panel’s grant of OccuLogix’s request for the transfer of its listing to The NASDAQ Capital Market is subject to the condition that, on or before August 29, 2008, the Company disclose, in a Current Report on Form 8-K, pro forma financial statements evidencing stockholders’ equity of at least $2,500,000 or demonstrate compliance with one of NASDAQ’s alternative listing criteria and the further condition that, on or before September 16, 2008, the Company inform the Panel that the Company’s common stock has evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days.  The Company’s listing on The NASDAQ Capital Market is also contingent upon the successful completion of an application and review process.  OccuLogix intends to submit its transfer application to NASDAQ on or prior to August 4, 2008.

About OccuLogix, Inc.

OccuLogix (www.occulogix.com) is a healthcare company focused on ophthalmic devices for the diagnosis and treatment of age-related eye diseases.

Forward-Looking Statements

This press release may contain forward-looking statements.  These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company.  These statements are only predictions based on our current expectations and projections about future events.  You should not place undue reliance on these statements.  Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q.  We do not undertake to update any forward-looking statements.

FOR FURTHER INFORMATION, PLEASE CONTACT:

William G. Dumencu
(905) 602-0887, ext. 3910
bill.dumencu@occulogix.com